SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                           High Point Financial Corp.
                 ---------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                   New Jersey                      22-2426221
       ----------------------------------         -------------------
           (State or Other Jurisdiction            (I.R.S. Employer
        of Incorporation or Organization)          Identification No.)

                Branchville Square, Branchville, New Jersey 07826
                -------------------------------------------------
                    (Address of Principal Executive Offices)

                 1996 Non-Employee Director Stock Option Plan
                  1996 Employee Incentive Stock Option Plan
                 --------------------------------------------
                            (Full Title of the Plans)

                               Gregory W.A. Meehan
                           Vice President & Treasurer
                           High Point Financial Corp.
                Branchville Square, Branchville, New Jersey 07826

                                 with copies to:

                               Joseph Lunin, Esq.
                          Pitney, Hardin, Kipp & Szuch
                                200 Campus Drive
                       Florham Park, New Jersey 07962-0950
                      -------------------------------------
                     (Name and Address of Agent For Service)

                                 (201) 948-3300
             ------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE
======================= =============== ==================== ====================== ========================
                                         Proposed Maximum
Title of Securities to                   Offering Price Per     Proposed Maximum
          be            Amount to be           Share*          Aggregate Offering    Amount of Registration
      Registered         Registered                                Price*                   Fee*
======================= =============== ==================== ====================== ========================
Common Stock               240,000              $6.31            $1,514,400.00            $522.25
======================= =============== ==================== ====================== ========================


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.


* The shares of Common Stock being registered represent shares of Common Stock which may be acquired pursuant to options granted or which may be granted in the future under the 1996 Non-Employee Director Stock Option Plan (the "Director Plan") and the 1996 Employee Incentive Stock Option Plan (the "Incentive Plan"). The Registrant has granted options to acquire 97,500 shares of Common Stock under the Director Plan at an exercise price of $6.75 per share. The exercise prices of the options which may be granted in the future under the Director Plan and the Incentive Plan are not presently determinable. In accordance with Rule 457(h) and Rule 457(c), the registration fee has been calculated by reference to the market price of the Common Stock as of June 24, 1996.

================================================================================

================================================================================


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed with the Securities and Exchange Commission (the "Commission") by High Point Financial Corp. (the "Company") are incorporated herein by reference and made a part hereof:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

         2.   The Company's  Current Report on Form 8-K dated April
              1, 1996;

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996; and

         4. The description of the Company's Common Stock as contained under the heading "Description of Capital Securities and Related Matters" in the Company's Registration Statement on Form S-2 dated May 16, 1994.

         All documents subsequently filed by the Company, the Director Plan and the Incentive Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be incorporated by reference in this Registration Statement and shall be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock registered hereby will be passed upon for the Company by Pitney, Hardin, Kipp & Szuch, Morristown, New Jersey, counsel for the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Directors and officers of the Company are indemnified by the Company under the provisions of the New Jersey Business Corporation Act (the "NJBCA"), in particular Section 14A:3-5 of the NJBCA, the material provisions of which may be summarized as follows:

         Derivative and Nonderivative Proceedings. Section 14A:3-5 of the NJBCA provides that in nonderivative proceedings (proceedings other than those brought by or in the right of the corporation), a corporation may indemnify "corporate agents" (defined to include directors, officers, employees and persons serving in other capacities at the corporation's request) against both "expenses" (defined as reasonable costs, disbursements and counsel fees) and "liabilities" (defined to include judgments, fines, settlements and penalties) if the corporate agent acted in good faith and in a manner such corporate agent reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe the conduct was unlawful. The NJBCA also provides that in derivative proceedings (proceedings brought by or in the right of the corporation), a corporation may indemnify corporate agents against expenses if the corporate agent acted in good faith and in a manner such corporate agent reasonably believed to be in or not opposed to the best interests of the corporation. In all cases the NJBCA requires the corporation to indemnify against expenses, including counsel fees, to the extent that a corporate agent has been successful in a derivative or nonderivative proceeding on the merits or otherwise, or in defense of any claim, issue or matter therein, and permits a corporation to advance expenses upon an undertaking for repayment if it shall ultimately be determined that the corporate agent is not entitled to indemnification. The NJBCA states that the indemnification it provides "shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation," to which a corporate agent may be entitled "under a certificate of incorporation, by-law, agreement, vote of shareholders or otherwise," unless the agent has been adjudged guilty of a breach of loyalty, a failure to act in good faith, a knowing violation of law, or the receipt of an improper personal benefit.

         Determinations Regarding Indemnification. Indemnification of a party (unless ordered by a court) is dependent upon a determination that such indemnification is proper because the party has met the applicable standards set forth above. Such a determination must be made (a) by the Board of Directors or a committee thereof acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceedings, or
(b) under certain circumstances, by independent legal counsel in a written opinion, or (c) by the shareholders.

         Other Material Provisions. The indemnification provided by statute is not exclusive of other rights of indemnification, and inures to the benefit of an officer's or director's legal representative, provided that a corporation may not indemnify an officer or director that has been adjudged guilty of a breach of loyalty, a failure to act in good faith, a knowing violation of law or the receipt of any improper personal benefit. A corporation may purchase and maintain insurance against expenses incurred by, and liabilities asserted against, directors, officers, employees or agents, whether or not the corporation would be empowered to provide such indemnity, and such insurance may be purchased from an insurer affiliated with such corporation, whether or not such insurer does business with any other insured.

                         ------------------------------

         The officers and directors of the Company are insured against certain liabilities which they may incur in their respective capacities as officers or directors pursuant to directors and officers liability insurance policies which provide coverage up to $2,000,000.00, subject to a corporate retention of $75,000.00.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         (4)    (a) Indenture  (including the forms of Debentures) dated  as  of
                    March 1, 1987, between High Point Financial Corp. and New Jersey National Bank, Trustee, incorporated by reference to
                    Exhibit 4(c) to the Registration Statement on Form S-2 filed on February 26, 1987 (No. 33-12243), and Amendment No. 1 thereto, filed on March 13, 1987.

                (b) Equity  Contract  Agency   Agreement   (including  form  of
                    Cancelable Mandatory Stock Purchase Contracts), dated as of March 1, 1987, between High Point Financial Corp. and The United Jersey Bank/Commercial Trust, incorporated by reference to Exhibit 4(d) to the Registration Statement on Form S-2 filed by the Company on February 26, 1987 (No. 33-12243), and Amendment No. 1 thereto, filed on March 13, 1987.

         (5) Opinion of Pitney, Hardin, Kipp & Szuch as to the legality of the securities being registered.

         (23)   (a) Consent of Independent Public Accountants.

                (b) Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit
                    5).

         (24)       Power of attorney.

ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Branchville and State of New Jersey, on June 25, 1996.

                                       HIGH POINT FINANCIAL CORP.

                                       By: /S/ MICHAEL A. DICKERSON
                                          --------------------------------
                                          Michael A. Dickerson, President &
                                          Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              *
- ---------------------------                                        June 25, 1996
William A. Dolan, II             Chairman of the Board

 /S/ MICHAEL A. DICKERSON
- ---------------------------                                        June 25, 1996
Michael A. Dickerson             President, Chief Executive
                                  Officer and Director
 /S/ GREGORY W. A. MEEHAN
- ---------------------------                                        June 25, 1996
Gregory W.A. Meehan              Vice President and Treasurer

              *
- ---------------------------                                        June 25, 1996
Rita A. Myers                    Comptroller

              *
- ---------------------------                                        June 25, 1996
Larry R. Condit                  Vice Chairman and Director

              *
- ---------------------------                                        June 25, 1996
George H. Guptill, Jr.           Director

              *
- ---------------------------                                        June 25, 1996
Charles L. Lain                  Director

              *
- ---------------------------                                        June 25, 1996
Harold E. Pellow                 Director

              *
- ---------------------------                                        June 25, 1996
Richard M. Roy                   Director

              *
- ---------------------------                                        June 25, 1996
Charles R. Tice                  Director

 /S/ GREGORY W.A. MEEHAN
- ---------------------------
* by Gregory W.A. Meehan as attorney-in-fact.

         THE DIRECTOR PLAN. Pursuant to the requirements of the Securities Act of 1933, as amended, the Committee administering the Director Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Branchville and State of New Jersey, on June 25, 1996.

                                               1996 NON-EMPLOYEE DIRECTOR STOCK
                                               OPTION PLAN



                                               By:/S/ MICHAEL A. DICKERSON
                                                  -----------------------------
                                                      Michael A. Dickerson,
                                                      Committee Member



         THE INCENTIVE PLAN. Pursuant to the requirements of the Securities Act of 1933, as amended, the Committee administering the Incentive Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Branchville and State of New Jersey, on June 25, 1996.

                                               1996 EMPLOYEE INCENTIVE STOCK
                                               OPTION PLAN



                                               By:/S/ MICHAEL A. DICKERSON
                                                  -----------------------------
                                                      Michael A. Dickerson,
                                                      Committee Member


================================================================================
================================================================================



                                  EXHIBIT INDEX
                                  -------------

Exhibit Number                Document                                     Page
- --------------                --------                                     ----

(4)  (a)  Indenture  (including  the  forms of  Debentures)  dated as of
          March 1, 1987, between High Point Financial Corp. and New Jersey National Bank, Trustee (incorporated by reference to
          Exhibit  4(c) to  the Registration Statement on Form S-2  filed on February 26, 1987 (No. 33-12243), and Amendment No.1 thereto,
          filed on March 13, 1987).                                          *

     (b) Equity Contract Agency Agreement (including form of Cancelable Mandatory Stock Purchase Contracts), dated as of March 1, 1987 between High Point Financial Corp. and The United Jersey Bank/ Commercial Trust (incorporated by reference to Exhibit 4(d) to the Registration Statement on Form S-2 filed by the Company on February 26, 1987 (No. 33-12243), and Amendment No. 1 thereto,
          filed on March 13, 1987).                                          *

(5) Opinion of Pitney, Hardin, Kipp & Szuch as to the legality of the securities being registered.

(23)(a)   Consent of Independent Public Accountants.

    (b)   Consent of Pitney, Hardin, Kipp & Szuch (included in Exhibit 5).

(24)      Power of attorney.



*   previously filed.

                                                                       EXHIBIT 5
                                                                       ---------
                                                  June 25, 1996

High Point Financial Corp.
Branchville Square
Branchville, New Jersey  07826


                  We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by High Point Financial Corp. ("High Point") relating to (i) 105,000 shares of High Point's Common Stock, no par value (the "Common Stock"), issuable pursuant to options under the 1996 Non-Employee Director Stock Option Plan (the "Director Plan"), and (ii) 135,000 shares of Common Stock issuable pursuant to options under the 1996 Employee Incentive Stock Option Plan (the "Incentive Plan"). Shares of Common Stock newly issued by High Point pursuant to the terms of the foregoing plans upon the exercise of options granted thereunder are hereinafter referred to as the "Issued Shares."

                  We have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, agreements, instruments and certificates of officers of High Point as we have deemed necessary or appropriate in order to express the opinion hereinafter set forth.

                  Based upon the foregoing, we are of the opinion that when issued and delivered to and paid for by an optionee pursuant to the terms of the Director Plan or the Incentive Plan, as applicable, the Issued Shares will be validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,



                                      PITNEY, HARDIN, KIPP & SZUCH

                                                                  Exhibit 23 (a)



                    Consent of Independent Public Accountants




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 19, 1996 included in High Point Financial Corp.'s Form 10-K for the year ended December 31, 1995 and to all references to our firm included in this registration statement.

                                                   /S/ ARTHUR ANDERSON LLP

                                                   ARTHUR ANDERSEN LLP



Roseland, New Jersey
June 25, 1996

                                                                      EXHIBIT 24


                           HIGH POINT FINANCIAL CORP.

                                POWER OF ATTORNEY

                                    FORM S-8


         BY THESE PRESENTS ALL SHALL KNOW, that each of the undersigned officers and directors of High Point Financial Corp. ("High Point"), does hereby make, constitute and appoint Gregory W.A. Meehan and Michael A. Dickerson, and each of them, as the true and lawful agents and attorneys-in-fact for such officer or director and in the name (with full power of substitution) of each such officer or director, acting singly, to sign, execute, attest, acknowledge and deliver and to do all other acts and things on behalf of such officer or director, as either of said agents and attorneys-in-fact may deem necessary or advisable to enable High Point to comply with (i) the Securities Act of 1933, as amended, and any rules and regulations and requirements of the Securities and Exchange Commission in respect thereof, and (ii) the applicable securities laws of any state in which High Point proposes to offer any securities, and any rules and regulations and requirements of applicable state securities regulators in respect thereof, in connection with the registration on Form S-8 of stock option plans and underlying securities of High Point, including specifically, but without limiting the generality of the foregoing, the power and authority to sign the name of the undersigned in the capacity of the undersigned as Director and/or Officer of High Point to one or more registration statements to be filed with the Securities and Exchange Commission and such state securities regulators, to any and all amendments, including post-effective amendments and supplements, to any such registration statements and to any and all instruments and documents filed as part of or in connection with any such registration statements and to any and all instruments and documents filed as part of or in connection with any such registration statements or amendments thereto; HEREBY RATIFYING AND CONFIRMING all that the agents and attorneys-in-fact shall do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned have subscribed these presents this 21st day of May, 1996.



/S/WILLIAM A. DOLAN, II                                            May 21, 1996
- ------------------------------
        William A. Dolan, II       Chairman of the Board




/S/MICHAEL A. DICKERSON                                            May 21, 1996
- ------------------------------
        Michael A. Dickerson       President, Chief Executive
                                   Officer and Director


/S/GREGORY W.A. MEEHAN                                             May 21, 1996
- ------------------------------
        Gregory W.A. Meehan        Vice President and Treasurer
                                   (Principal Financial Officer)


/S/RITA A. MYERS                                                   May 21, 1996
- ------------------------------
        Rita A. Myers              Comptroller (Principal
                                   Accounting Officer)


/S/LARRY R. CONDIT                                                 May 21, 1996
- ------------------------------
        Larry R. Condit            Vice Chairman and Director


/S/GEORGE H. GUPTILL, JR.                                          May 21, 1996
- ------------------------------
        George H. Guptill, Jr.     Director


/S/CHARLES L. LAIN                                                 May 21, 1996
- ------------------------------
        Charles L. Lain            Director



/S/HAROLD E. PELLOW                                                May 21, 1996
- ------------------------------
        Harold E. Pellow           Director



/S/RICHARD M. ROY                                                  May 21, 1996
- ------------------------------
        Richard M. Roy             Director



/S/CHARLES L. TICE                                                 May 21, 1996
- -----------------------------
        Charles L. Tice            Director